UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 4, 2019

Xtribe

(Exact name of registrant as specified in its charter)

England and Wales	333-214799	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victory House, 99-101, 1st Floor, London, W1B4EZ, United Kingdom
(Address of principal executive offices)

44-20-3214-0420

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Expansion into the United States Market

London-based Xtribe P.L.C. (Xtribe) announced that the UK-based company will expand into the United States market. After their successful launch of operations in Italy, Xtribe currently stands within the top five base of downloaded phone based applications in Italy in this category, with over 700,000+ application downloads.

In order to accomplish a successful expansion into the United States, Xtribe hired SW Financial as their Lead Investment Banking firm for Capital Markets activities in the U.S. SW Financial will manage the pathway of Xtribe to seek fundraising and liquidity strategies.

Xtribe’s business model starts with providing a smartphone e-commerce application with two profiles - a free profile for non-commercial users and a store profile for businesses. The Free Profile allows users to quickly and locally buy and sell products and services. Xtribe makes the Store Profile available for purchase on a twelve-month contract. The Store Profile, or Xtribe Store, allows retailers and professional users the ability to market products and services to multiple free users through an unlimited number of ads. No commission fees are charged.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Xtribe Announces Expansion into the United States Market

Dated: April 22, 2019	Xtribe P.L.C.

	By:	/s/ Enrico Dal Monte
Enrico Dal Monte
Chief Executive Officer